Appendix I

                                    AGREEMENT

                                       AND

                             PLAN OF REORGANIZATION

                                       FOR

                       CHESAPEAKE AGGRESSIVE GROWTH FUND,

                             A SEPARATE PORTFOLIO OF

                         GARDNER LEWIS INVESTMENT TRUST

                                 April 15, 2008

                                TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS.......................................................   1
      SECTION 1.1.  Definitions.............................................   1

ARTICLE 2 TRANSFER OF ASSETS................................................   4
      SECTION 2.1.  Reorganization of Selling Fund..........................   4
      SECTION 2.2.  Computation of Net Asset Value..........................   5
      SECTION 2.3.  Valuation Date..........................................   5
      SECTION 2.4.  Delivery................................................   5
      SECTION 2.5.  Termination of Series and Redemption of
                    Selling Fund Shares.....................................   6
      SECTION 2.6.  Issuance of Buying Fund Shares..........................   6
      SECTION 2.7.  Investment Securities...................................   6
      SECTION 2.8.  Liabilities.............................................   6

ARTICLE 3 REPRESENTATIONS AND WARRANTIES WITH RESPECT TO SELLING FUND.......   6
      SECTION 3.1.  Organization; Authority.................................   6
      SECTION 3.2.  Registration and Regulation of the Trust................   6
      SECTION 3.3.  Financial Statements....................................   6
      SECTION 3.4.  No Material Adverse Changes; Contingent Liabilities.....   6
      SECTION 3.5.  Selling Fund Shares; Business Operations................   6
      SECTION 3.6.  Accountants.............................................   8
      SECTION 3.7.  Binding Obligation......................................   8
      SECTION 3.8.  No Breaches or Defaults.................................   8
      SECTION 3.9.  Authorizations or Consents..............................   8
      SECTION 3.10. Permits.................................................   9
      SECTION 3.11. No Actions, Suits or Proceedings........................   9
      SECTION 3.12. Contracts...............................................   9
      SECTION 3.13. Properties and Assets...................................   9
      SECTION 3.14. Taxes...................................................   9
      SECTION 3.15. Benefit and Employment Obligations......................  10
      SECTION 3.16. Brokers.................................................  10
      SECTION 3.17. Voting Requirements.....................................  10
      SECTION 3.18. State Takeover Statutes.................................  10
      SECTION 3.19. Books and Records.......................................  11
      SECTION 3.20. Prospectus and Statement of Additional Information......  11
      SECTION 3.21. No Distribution.........................................  11
      SECTION 3.22. Liabilities of Selling Fund.............................  11
      SECTION 3.23. Value of Shares.........................................  11
      SECTION 3.24. Intercompany Indebtedness; Consideration................  11

ARTICLE 4 REPRESENTATIONS AND WARRANTIES WITH RESPECT TO BUYING FUND........  11
      SECTION 4.1.  Organization; Authority.................................  11
      SECTION 4.2.  Registration and Regulation of the Trust................  11
      SECTION 4.3.  Financial Statements....................................  12

      SECTION 4.4.  No Material Adverse Changes; Contingent Liabilities.....  12
      SECTION 4.5.  Registration of Buying Fund Shares......................  12
      SECTION 4.6.  Accountants.............................................  13
      SECTION 4.7.  Binding Obligation......................................  13
      SECTION 4.8.  No Breaches or Defaults.................................  13
      SECTION 4.9.  Authorizations or Consents..............................  13
      SECTION 4.10. Permits.................................................  14
      SECTION 4.11. No Actions, Suits or Proceedings........................  14
      SECTION 4.12. Taxes...................................................  14
      SECTION 4.13. Brokers.................................................  15
      SECTION 4.14. Representations Concerning the Reorganization...........  15
      SECTION 4.15. Prospectus and Statement of Additional Information......  15
      SECTION 4.16. Value of Shares.........................................  16
      SECTION 4.17. Intercompany Indebtedness; Consideration................  16

ARTICLE 5 COVENANTS.........................................................  16
      SECTION 5.1.  Conduct of Business.....................................  16
      SECTION 5.2.  Expenses................................................  16
      SECTION 5.3.  Further Assurances......................................  16
      SECTION 5.4.  Notice of Events........................................  17
      SECTION 5.5.  Consents, Approvals and Filings.........................  17
      SECTION 5.6.  Submission of Agreement to Shareholders.................  17

ARTICLE 6 CONDITIONS PRECEDENT TO THE REORGANIZATION........................  17
      SECTION 6.1.  Conditions Precedent of the Trust.......................  17
      SECTION 6.2.  Mutual Conditions.......................................  18
      SECTION 6.3.  Conditions Precedent of the Trust.......................  19

ARTICLE 7 TERMINATION OF AGREEMENT..........................................  20
      SECTION 7.1.  Termination.............................................  20
      SECTION 7.2.  Survival After Termination..............................  20

ARTICLE 8 MISCELLANEOUS.....................................................  20
      SECTION 8.1.  Survival of Representations, Warranties and Covenants...  20
      SECTION 8.2.  Governing Law...........................................  20
      SECTION 8.3.  Binding Effect, Persons Benefiting, No Assignment.......  20
      SECTION 8.4.  Obligations of the Trust and the Trust..................  21
      SECTION 8.5.  Amendments..............................................  21
      SECTION 8.6.  Enforcement.............................................  21
      SECTION 8.7.  Interpretation..........................................  21
      SECTION 8.8.  Counterparts............................................  21
      SECTION 8.9.  Entire Agreement; Exhibits and Schedules................  21
      SECTION 8.10. Notices.................................................  22
      SECTION 8.11. Representations by Investment Adviser...................  22
      SECTION 8.12. Successors and Assigns; Assignment......................  22

                      AGREEMENT AND PLAN OF REORGANIZATION

      AGREEMENT AND PLAN OF REORGANIZATION, dated as of April 8, 2008 (this "Agreement"), by GARDNER LEWIS INVESTMENT TRUST (the "Trust"), a Massachusetts business trust, with respect to THE CHESAPEAKE AGGRESSIVE GROWTH FUND ("Selling Fund"), and THE CHESAPEAKE GROWTH FUND ("Buying Fund"), both separate series of the Trust.

                                   WITNESSETH

      WHEREAS, the Trust is a management investment company registered with the SEC (as defined below) under the Investment Company Act (as defined below) that offers separate series of its shares representing interests in its investment portfolios, including Selling Fund and Buying Fund, for sale to the public; and

      WHEREAS, the Trust desires to provide for the reorganization of Selling Fund through the transfer of all of its assets to Buying Fund in exchange for the assumption by Buying Fund of all of the Liabilities (as defined below) of Selling Fund and the issuance by the Trust of Institutional shares of Buying Fund in the manner set forth in this Agreement; and

      WHEREAS,   the  Investment  Adviser  (as  defined  below)  serves  as  the investment advisor to both Buying Fund and Selling Fund and is making certain representations, warranties and agreements set forth in this Agreement;

      WHEREAS, this Agreement is intended to be and is adopted by the parties hereto as a Plan of Reorganization within the meaning of the regulations under
Section 368(a) of the Code (as defined below).

      NOW, THEREFORE, in consideration of the foregoing premises and the agreements and undertakings contained in this Agreement, Selling Fund and Buying Fund agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      SECTION 1.1. Definitions. For all purposes in this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

"Advisers Act" means the Investment Advisers Act of 1940, as amended, and all rules and regulations of the SEC adopted pursuant thereto.

"Affiliated Person" means an affiliated person as defined in Section 2(a)(3) of the Investment Company Act.

"Agreement" means this Agreement and Plan of Reorganization, together with all exhibits and schedules attached hereto and all amendments hereto and thereof.

"Applicable Law" means the applicable laws of the Commonwealth of Massachusetts and shall include the General Laws of Massachusetts.

"Buying Fund" means the Chesapeake Growth Fund, a separate series of the Trust.

"Buying Fund Auditors" means Briggs Bunting & Dougherty, LLP.

"Buying Fund Financial Statements" means the audited financial statements of Buying Fund and Selling Fund for the fiscal year ended October 31, 2007.

"Buying Fund Shares" means shares of Buying Fund described in Section 2.6 of this Agreement.

"Closing" means the transfer of the assets of Selling Fund to Buying Fund, the assumption of all of Selling Fund's Liabilities by Buying Fund and the issuance of Buying Fund Shares directly to Selling Fund Shareholders as described in
Section 2.1 of this Agreement.

"Closing Date" means June 26, 2008, or such other date as the parties may mutually agree upon.

"Code" means the Internal Revenue Code of 1986, as amended, and all rules and regulations adopted pursuant thereto.

"Corresponding" means, when used with respect to a class of shares of Selling Fund or Buying Fund, the classes of their shares set forth opposite each other on Schedule 2.1.

"Custodian" means US Bank N.A. acting in its capacity as custodian for the assets of Buying Fund and Selling Fund.

"Effective Time" means 8:00 a.m. Eastern Time on the Closing Date.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules or regulations adopted pursuant thereto.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations adopted pursuant thereto.

"Governing Documents" means the organic documents which govern the business and operations of the Trust and shall include, as applicable, the Amended and Restated Declaration of Trust and Amended and Restated Bylaws.

"Governmental Authority" means any foreign, United States or state government, government agency, department, board, commission (including the SEC) or instrumentality, and any court, tribunal or arbitrator of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the Financial Industry Regulatory Authority, Inc., the Commodity Futures Trading Commission, the National Futures Association, the Investment Management Regulatory Organization Limited and the Office of Fair Trading).

"Investment Adviser" means Gardner Lewis Asset Management LP.

"Investment Company Act" means the Investment Company Act of 1940, as amended, and all rules and regulations adopted pursuant thereto.

"Liabilities" means all of the liabilities of any kind of Selling Fund, including without limitation all liabilities included in the calculation of the net asset value of Selling Fund Shares on the Closing Date, but not including the excluded liabilities set forth on Exhibit A.

"Lien" means any pledge, lien, security interest, charge, claim or encumbrance of any kind.

"Material Adverse Effect" means an effect that would cause a change in the condition (financial or otherwise), properties, assets or prospects of an entity having an adverse monetary effect in an amount equal to or greater than $50,000.

"NYSE" means the New York Stock Exchange.

"Permits" shall have the meaning set forth in Section 3.10 of this Agreement.

"Person" means an individual or a corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

"Reorganization" means the acquisition of the assets of Selling Fund by Buying Fund in consideration of the assumption by Buying Fund of all of the Liabilities of Selling Fund and the issuance by the Trust of Buying Fund Shares directly to Selling Fund Shareholders as described in this Agreement, and the termination of Selling Fund's status as a designated series of shares of the Trust.

"Required Shareholder Vote" means, if a quorum is present, a 1940 Act Majority, which is the lesser of (a) the affirmative vote of 67% or more of the voting securities of Selling Fund present or represented by proxy at the Special Meeting, if the holders of more than 50% of the outstanding voting securities of such Selling Fund are present or represented by proxy, or (b) the affirmative vote of more than 50% of the outstanding voting securities of such Selling Fund.

"Return" means any return, report or form or any attachment thereto required to be filed with any taxing authority.

"SEC" means the United States Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations adopted pursuant thereto.

"Selling Fund" means the Chesapeake Aggressive Growth Fund, a separate series of the Trust.

"Selling Fund Auditors" means Briggs Bunting & Dougherty, LLP.

"Selling Fund Financial Statements" means the audited financial statements of Selling Fund and Buying Fund for the fiscal year ended October 31, 2007.

"Selling Fund Shareholders" means the holders of record of the outstanding shares of Selling Fund as of the close of regular trading on the NYSE on the Valuation Date.

"Selling Fund Shares" means the outstanding shares of Selling Fund.

"Shareholders Meeting" means a meeting of the shareholders of Selling Fund convened in accordance with Applicable Law and the Governing Documents of the Trust to consider and vote upon the approval of this Agreement.

"Tax" means any tax or similar governmental charge, impost or levy (including income taxes (including alternative minimum tax and estimated tax), franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes, or windfall profit taxes), together with any related penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

"Termination Date" means October 31, 2008, or such later date as the parties may mutually agree upon.

"Treasury Regulations" means the Federal income tax regulations adopted pursuant to the Code.

"Trust" means Gardner Lewis Investment Trust, a Massachusetts business trust.

"Trust Counsel" means Husch Blackwell Sanders LLP.

"Trust Registration Statement" means the registration statement on Form N-1A of the Trust, as amended, 1940 Act Registration No. 811-07324.

"Valuation Date" shall have the meaning set forth in Section 2.2 of this Agreement.

                                    ARTICLE 2

                               TRANSFER OF ASSETS

      SECTION 2.1. Reorganization of Selling Fund. At the Effective Time, all of the assets of Selling Fund shall be transferred and delivered to the account held at the Custodian of Buying Fund in exchange for the assumption by Buying Fund of all of the Liabilities of Selling Fund and delivery by the Trust directly to the holders of record as of the Effective Time of the issued and outstanding shares of Selling Fund of a number of Institutional shares of Buying Fund, as set forth on Schedule 2.1 (including, if applicable, fractional shares rounded to the nearest thousandth), having an aggregate net asset value equal to the value of the net assets of Selling Fund so transferred, assigned and delivered, all determined and adjusted as provided in Section 2.2 below. Upon delivery of such assets, Buying Fund will receive good and marketable title to such assets free and clear of all Liens.

      SECTION 2.2. Computation of Net Asset Value.

      (a) The net asset value per share of Buying Fund Shares, and the value of the assets and the amount of the Liabilities of Selling Fund, shall, in each case, be determined as of the close of regular trading on the NYSE on the business day next preceding the Closing Date (the "Valuation Date").

      (b) The net asset value per share of Buying Fund Shares shall be computed in accordance with the policies and procedures of Buying Fund as described in the Trust Registration Statement.

      (c) The value of the assets and the amount of the Liabilities of Selling Fund to be transferred to Buying Fund pursuant to this Agreement shall be computed in accordance with the policies and procedures of Selling Fund as described in the Trust Registration Statement.

      (d) Subject to Sections 2.2(b) and (c) above, all computations of value regarding the assets and Liabilities of Selling Fund and the net asset value per share of Buying Fund Shares to be issued pursuant to this Agreement shall be made by agreement of the Selling Fund and Buying Fund. The parties agree to use commercially reasonable efforts to resolve any material pricing differences between the prices of portfolio securities determined in accordance with the Trust's pricing policies and procedures.

      SECTION 2.3. Valuation Date. The share transfer books of Selling Fund will be permanently closed as of the close of business on the Valuation Date and only requests for the redemption of shares of Selling Fund received in proper form prior to the close of regular trading on the NYSE on the Valuation Date shall be accepted by Selling Fund. Redemption requests thereafter received by Selling Fund shall be deemed to be redemption requests for Buying Fund Shares of the corresponding class (assuming that the transactions contemplated by this Agreement have been consummated), to be distributed to Selling Fund Shareholders under this Agreement.

      SECTION 2.4. Delivery.

      (a) No later than three (3) business days preceding the Closing Date, the Trust shall instruct Custodian to transfer all assets held by Selling Fund to the account of Buying Fund maintained at Custodian. Such assets shall be delivered by Custodian on the Closing Date. The assets so delivered shall be duly endorsed in proper form for transfer in such condition as to constitute a good delivery thereof, in accordance with the custom of brokers, and shall be accompanied by all necessary state stock transfer stamps, if any, or a check for the appropriate purchase price thereof. Cash held by Selling Fund shall be delivered on the Closing Date and shall be in the form of currency or wire transfer in Federal funds, payable to the order of the account of Buying Fund at Custodian.

      (b) If, on the Closing Date, Selling Fund is unable to make delivery in the manner contemplated by Section 2.4(a) of securities held by Selling Fund for the reason that any of such securities purchased prior to the Closing Date have not yet been delivered to Selling Fund or its broker, then the Trust shall waive the delivery requirements of Section 2.4(a) with respect to said undelivered securities if Selling Fund has delivered to Custodian by or on the Closing Date, and with respect to said undelivered securities, executed copies of an agreement of assignment and escrow and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by the Trust or Custodian, including brokers' confirmation slips.

      SECTION 2.5. Termination of Series and Redemption of Selling Fund Shares. Following receipt of the Required Shareholder Vote and as soon as reasonably practicable after the Closing, the status of Selling Fund as a designated series of the Trust shall be terminated and the Trust shall redeem the outstanding shares of Selling Fund from Selling Fund Shareholders in accordance with its Governing Documents and all issued and outstanding shares of Selling Fund shall thereupon be canceled on the books of the Trust.

      SECTION 2.6. Issuance of Buying Fund Shares. At the Effective Time, Selling Fund Shareholders holding shares of Selling Fund shall be issued that number of full and fractional shares of the class of shares designated as the Institutional shares of Buying Fund having a net asset value equal to the net asset value of such shares of Selling Fund held by Selling Fund Shareholders on the Valuation Date in accordance with Sections 2.1 and 2.2. The Trust shall provide instructions to the transfer agent of the Trust with respect to the shares of Buying Fund to be issued to Selling Fund Shareholders. The Trust shall have no obligation to inquire as to the validity, propriety or correctness of any such instruction, but shall, in each case, assume that such instruction is valid, proper and correct. The Trust shall record on its books the ownership of the shares of Buying Fund by Selling Fund Shareholders and shall forward a confirmation of such ownership to Selling Fund Shareholders. No redemption or repurchase of such shares credited to former Selling Fund Shareholders in respect of Selling Fund Shares represented by unsurrendered share certificates shall be permitted until such certificates have been surrendered to the Trust for cancellation, or if such certificates are lost or misplaced, until lost certificate affidavits have been executed and delivered to the Trust.

      SECTION 2.7. Investment Securities. On or prior to the Valuation Date, the Trust shall deliver a list setting forth the securities Selling Fund then owned together with the respective Federal income tax bases thereof and holding periods therefor. Selling Fund shall provide to Buying Fund on or before the Valuation Date detailed tax basis accounting records for each security to be transferred to it pursuant to this Agreement. Such records shall be prepared in accordance with the requirements for specific identification tax lot accounting and clearly reflect the bases used for determination of gain and loss realized on the sale of any security transferred to Buying Fund hereunder. Such records shall be made available by Selling Fund prior to the Valuation Date for inspection by the Treasurer (or his or her designee) or Buying Fund Auditors upon reasonable request.

      SECTION 2.8. Liabilities. Selling Fund shall use reasonable best efforts to discharge all of its known liabilities, so far as may be possible, prior to the Closing Date.

                                    ARTICLE 3

           REPRESENTATIONS AND WARRANTIES WITH RESPECT TO SELLING FUND

      The Trust represents and warrants with respect to Selling Fund as follows:

      SECTION 3.1. Organization; Authority. Selling Fund is a separate investment series of the Trust, which is duly organized, validly existing and in good standing under Applicable Law, with all requisite trust power and authority to enter into this Agreement and perform its obligations hereunder.

      SECTION 3.2. Registration and Regulation of the Trust. The Trust is duly registered with the SEC as an investment company under the Investment Company Act and all Selling Fund Shares which have been or are being offered for sale have been duly registered under the Securities Act and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by the Trust to revoke or rescind any such registration or qualification. Selling Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Selling Fund is in compliance in all material respects with the investment policies and restrictions applicable to it set forth in the Trust Registration Statement. The value of the net assets of Selling Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of the Trust and all purchases and redemptions of Selling Fund Shares have been effected at the net asset value per share calculated in such manner.

      SECTION 3.3. Financial Statements. The books of account and related records of Selling Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The Selling Fund Financial Statements present fairly in all material respects the financial position of Selling Fund as of the dates indicated and the results of operations and changes in net assets for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis for the periods then ended.

      SECTION 3.4. No Material Adverse Changes; Contingent Liabilities. Since the date of the Selling Fund Financial Statements, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Selling Fund or the status of Selling Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Selling Fund or occurring in the ordinary course of business of Selling Fund or the Trust. Except as set forth on Schedule 3.4, there are no contingent liabilities of Selling Fund not disclosed in the Selling Fund Financial Statements and no contingent liabilities of Selling Fund have arisen since the date of the most recent financial statements included in the Selling Fund Financial Statements.

      SECTION 3.5. Selling Fund Shares; Business Operations.

      (a) Selling Fund Shares have been duly authorized and validly issued and are fully paid and non-assessable.

      (b) During the five-year period ending on the date of the Reorganization, neither Selling Fund nor any person related to Selling Fund (as defined in Section 1.368-1(e)(3) of the Treasury Regulations without regard to Section 1.368-1(e)(3)(i)(A)) will have directly or through any transaction, agreement, or arrangement with any other person, (i) acquired shares of Selling Fund for consideration other than shares of Selling Fund, except for shares redeemed in the ordinary course of Selling Fund's business as an open-end investment company as required by the Investment Company Act, or (ii) made distributions with respect to Selling Fund's shares, except for (a) distributions necessary to satisfy the requirements of Sections 852 and 4982 of the Code for qualification as a regulated investment company and avoidance of excise tax liability and (b) additional distributions, to the extent such additional distributions do not exceed 50 percent of the value (without giving effect to such distributions) of the proprietary interest in Selling Fund on the Effective Date.

      (c) At the time of its Reorganization, Selling Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire Selling Fund Shares, except for the right of investors to acquire Selling Fund Shares at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

      SECTION 3.6. Accountants. Selling Fund Auditors, which have reported upon the Selling Fund Financial Statements for the fiscal year ended October 31, 2007, are independent registered public accountants as required by the Securities Act and the Exchange Act.

      SECTION 3.7. Binding Obligation. This Agreement has been duly authorized, executed and delivered by the Trust on behalf of Selling Fund and, assuming this Agreement has been duly executed and delivered by the Trust and approved by the shareholders of Selling Fund, constitutes the legal, valid and binding obligation of the Selling Fund enforceable in accordance with its terms from and with respect to the revenues and assets of Selling Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

      SECTION 3.8. No Breaches or Defaults. The execution and delivery of this Agreement by the Trust on behalf of Selling Fund and performance by the Trust of its obligations hereunder has been duly authorized by all necessary trust action on the part of the Trust, other than approval by the shareholders of Selling Fund, and (i) do not, and on the Closing Date will not, result in any violation of the Governing Documents of the Trust and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Selling Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which the Trust is a party or by which it may be bound and which relates to the assets of Selling Fund or to which any property of Selling Fund may be subject; (B) any Permit (as defined below); or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over the Trust or any property of Selling Fund. The Trust is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of
Section 368(a)(3)(A) of the Code.

      SECTION 3.9. Authorizations or Consents. Other than those which shall have been obtained or made on or prior to the Closing Date and those that must be made after the Closing Date to comply with Section 2.5 of this Agreement, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by the Trust in connection with the due execution and delivery by the Trust of this Agreement and the consummation by the Trust of the transactions contemplated hereby.

      SECTION 3.10. Permits. Except for the absence of, or default under, Permits (as defined below) that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Trust has in full force and effect all approvals, consents, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of Governmental Authorities (collectively, "Permits") necessary for it to conduct its business as presently conducted as it relates to Selling Fund. To the knowledge of Selling Fund there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

      SECTION 3.11. No Actions, Suits or Proceedings.

      (a) There is no pending action, suit or proceeding, nor, to the knowledge of the Trust, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against the Trust with respect to Selling Fund before any Governmental Authority which questions the validity or legality of this Agreement or of the actions contemplated hereby or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

      (b) Except as otherwise disclosed in writing to and accepted by the Trust with respect to Selling Fund, there are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of the Trust, threatened in writing or, if probable of assertion, orally, against the Trust affecting any property, asset, interest or right of Selling Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Selling Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to the Trust's conduct of the business of Selling Fund affecting in any significant respect the conduct of such business. The Trust is not, and has not been, to the knowledge of the Trust, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Selling Fund, other than as has been disclosed to the Trust's Board of Trustees.

      SECTION 3.12. Contracts. The Trust is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party and which involves or affects the assets of Selling Fund, by which the assets, business, or operations of Selling Fund may be bound or affected, or under which it or the assets, business or operations of Selling Fund receives benefits, and which default could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and, to the knowledge of the Trust there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

      SECTION 3.13. Properties and Assets. Selling Fund has good and marketable title to all properties and assets reflected in the Selling Fund Financial Statements as owned by it, free and clear of all Liens, except as described in the Selling Fund Financial Statements.

      SECTION 3.14. Taxes.

      (a) Selling Fund has elected to be a regulated investment company under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code. Since inception, Selling Fund has qualified for treatment as a regulated investment company for each taxable year that has ended prior to the Closing Date and will have satisfied the requirements of Part I of Subchapter M of the Code to maintain such qualification for the period beginning on the first day of its current taxable year and ending on the Closing Date. Selling Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it. In order to (i) ensure continued qualification of Selling Fund for treatment as a "regulated investment company" for tax purposes and (ii) eliminate any tax liability of Selling Fund arising by reason of undistributed investment company taxable income or net capital gain, the Trust will declare on or prior to the Valuation Date to the shareholders of Selling Fund a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing (A) all of Selling Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended October 31, 2007 and for the short taxable year beginning on November 1, 2007 and ending on the Closing Date and (B) all of Selling Fund's net capital gain recognized in its taxable year ended October 31, 2007 and in such short taxable year (after reduction for any capital loss carryover).

      (b) Selling Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Selling Fund Financial Statements for all Taxes in respect of all periods ended on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Selling Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Selling Fund is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

      SECTION 3.15. Benefit and Employment Obligations. Except for any obligations under the Trustee Benefit Plans, Selling Fund has no obligation to provide any post-retirement or post-employment benefit to any Person, including but not limited to, under any Benefit Plan, and has no obligation to provide unfunded deferred compensation or other unfunded or self-funded benefits to any Person.

      SECTION 3.16. Brokers. No broker, finder or similar intermediary has acted for or on behalf of the Trust in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Trust or any action taken by it.

      SECTION 3.17. Voting Requirements. The Required Shareholder Vote is the only vote of the holders of Selling Fund Shares necessary to approve this Agreement.

      SECTION 3.18. State Takeover Statutes. No state takeover statute or similar statute or regulation applies or purports to apply to this Agreement or any of the transactions contemplated by this Agreement.

      SECTION 3.19. Books and Records. The books and records of the Trust relating to Selling Fund, reflecting, among other things, the purchase and sale of Selling Fund Shares, the number of issued and outstanding shares owned by each Selling Fund Shareholder and the state or other jurisdiction in which such shares were offered and sold, are complete and accurate in all material respects.

      SECTION 3.20. Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for Selling Fund as of the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date do not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      SECTION 3.21. No Distribution. Buying Fund Shares are not being acquired for the purpose of any distribution thereof, other than in accordance with the terms of this Agreement.

      SECTION 3.22. Liabilities of Selling Fund. The Liabilities of Selling Fund that are to be assumed by Buying Fund in connection with the Reorganization, or to which the assets of Selling Fund to be transferred in the Reorganization are subject, were incurred by Selling Fund in the ordinary course of its business. The fair market value of the assets of Selling Fund to be transferred to Buying Fund in the Reorganization will equal or exceed the sum of the Liabilities to be assumed by Buying Fund, plus the amount of Liabilities, if any, to which such transferred assets will be subject.

      SECTION 3.23. Value of Shares. The fair market value of the shares of Buying Fund received by Selling Fund Shareholders in the Reorganization will be approximately equal, as of the Effective Time, to the fair market value of the shares of Selling Fund to be constructively surrendered in exchange therefor.

      SECTION 3.24. Consideration. No consideration other than Buying Fund Shares (and Buying Fund's assumption of Selling Fund's Liabilities, including for this purpose any liabilities to which the assets of Selling Fund are subject) will be given in exchange for the assets of Selling Fund acquired by Buying Fund in connection with the Reorganization.

                                    ARTICLE 4

           REPRESENTATIONS AND WARRANTIES WITH RESPECT TO BUYING FUND

      The Trust represents and warrants with respect to Buying Fund as follows:

      SECTION 4.1. Organization; Authority. Buying Fund is a separate investment series of the Trust, which is duly organized, validly existing and in good standing under Applicable Law, with all requisite corporate or trust power, as applicable, and authority to enter into this Agreement and perform its obligations hereunder.

      SECTION 4.2. Registration and Regulation of the Trust. The Trust is duly registered with the SEC as an investment company under the Investment Company Act. Buying Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Buying Fund is in compliance in all material respects with the applicable investment policies and restrictions set forth in the Registration Statement. The value of the net assets of Buying Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Buying Fund and all purchases and redemptions of Buying Fund Shares have been effected at the net asset value per share calculated in such manner.

      SECTION 4.3. Financial Statements. The books of account and related records of Buying Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The Buying Fund Financial Statements present fairly in all material respects the financial position of Buying Fund as of the dates indicated and the results of operations and changes in net assets for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis for the periods then ended.

      SECTION 4.4. No Material Adverse Changes; Contingent Liabilities. Since the date of the Buying Fund Financial Statements, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Buying Fund or the status of Buying Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Buying Fund or occurring in the ordinary course of business of Buying Fund or the Trust. There are no contingent liabilities of Buying Fund not disclosed in the Buying Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles. Except as set forth on Schedule 4.4, no contingent liabilities of Buying Fund have arisen since the date of the most recent financial statements included in the Buying Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles.

      SECTION 4.5. Registration of Buying Fund Shares.

      (a) Buying Fund currently has those classes of shares that are set forth on Schedule 4.5(a). Under its Governing Documents, the Trust is authorized to issue an unlimited number of shares of each such class.

      (b) Buying Fund Shares to be issued pursuant to Section 2.6 shall on the Closing Date be duly registered under the Securities Act by a Registration Statement on Form N-14 of the Trust then in effect.

      (c) Buying Fund Shares to be issued pursuant to Section 2.6 are duly authorized and on the Closing Date will be validly issued and fully paid and non-assessable and will conform to the description thereof contained in the Registration Statement on Form N-14 then in effect. At the time of its Reorganization, Buying Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire shares of Buying Fund, except for the right of investors to acquire shares of Buying Fund at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

      (d) The combined proxy statement/prospectus (the "Combined Proxy Statement/Prospectus"), which forms a part of the Trust's Registration Statement on Form N-14, shall be furnished to the shareholders of Selling Fund entitled to vote at the Shareholders Meeting in accordance with normal market practice for such transactions. The Combined Proxy Statement/Prospectus and related Statement of Additional Information of Buying Fund, when they become effective, shall conform in all material respects to the applicable requirements of the Securities Act and the Investment Company Act and shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

      (e) The shares of Buying Fund which have been or are being offered for sale (other than the Buying Fund Shares to be issued in connection with the Reorganization) have been duly registered under the Securities Act by the Trust Registration Statement and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by the Trust to revoke or rescind any such registration or qualification.

      SECTION 4.6. Accountants. Buying Fund Auditors, which have reported upon the Buying Fund Financial Statements for the fiscal year ended October 31, 2007, are independent registered public accountants as required by the Securities Act and the Exchange Act.

      SECTION 4.7. Binding Obligation. This Agreement has been duly authorized, executed and delivered by the Trust on behalf of Buying Fund and, assuming this Agreement has been duly executed and delivered by the Trust, constitutes the legal, valid and binding obligation of Buying Fund, enforceable in accordance with its terms from and with respect to the revenues and assets of Buying Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

      SECTION 4.8. No Breaches or Defaults. The execution and delivery of this Agreement by the Trust on behalf of Buying Fund and performance by the Trust of its obligations hereunder have been duly authorized by all necessary trust action on the part of the Trust and (i) do not, and on the Closing Date will not, result in any violation of the Governing Documents of the Trust and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Buying Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which Buyer is a party or by which it may be bound and which relates to the assets of Buying Fund or to which any properties of Buying Fund may be subject; (B) any Permit; or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over the Trust or any property of Buying Fund. The Trust is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of
Section 368(a)(3)(A) of the Code.

      SECTION 4.9. Authorizations or Consents. Other than those which shall have been obtained or made on or prior to the Closing Date, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by the Trust in connection with the due execution and delivery by the Trust of this Agreement and the consummation by the Trust of the transactions contemplated hereby.

      SECTION 4.10. Permits. Except for the absence of, or default under, Permits that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Trust has in full force and effect all Permits necessary for it to conduct its business as presently conducted as it relates to Buying Fund. To the knowledge of the Trust there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

      SECTION 4.11. No Actions, Suits or Proceedings.

      (a) There is no pending action, suit or proceeding, nor, to the knowledge of the Trust, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against the Trust with respect to Buying Fund before any Governmental Authority which questions the validity or legality of this Agreement or of the transactions contemplated hereby, or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

      (b) Except as otherwise disclosed in writing to and accepted by the Trust with respect to Buying Fund, there are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of the Trust, threatened in writing or, if probable of assertion, orally, against the Trust, affecting any property, asset, interest or right of Buying Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Buying Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to the Trust's conduct of the business of Buying Fund affecting in any significant respect the conduct of such business. The Trust is not, and has not been, to the knowledge of the Trust, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Buying Fund, other than as has been disclosed to the Trust's Board of Trustees.

      SECTION 4.12. Taxes.

      (a) Buying Fund has elected to be a regulated investment company under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code. Since inception, Buying Fund has qualified for treatment as a regulated investment company for each taxable year that has ended prior to the Closing Date and will satisfy the requirements of Part I of Subchapter M of the Code to maintain such qualification for its current taxable year. Buying Fund has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it.

      (b) Buying Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Buying Fund Financial Statements for all Taxes in respect of all periods ending on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Buying Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse

Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Buying Fund is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

      SECTION 4.13. Brokers. No broker, finder or similar intermediary has acted for or on behalf of the Trust in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Trust or any action taken by it.

      SECTION 4.14. Representations Concerning the Reorganization.

      (a) There is no plan or intention by the Trust, the Buying Fund or any person related to the Trust to acquire or redeem any Buying Fund Shares issued in the Reorganization, except to the extent that Buying Fund is required by the Investment Company Act to redeem any of its shares presented for redemption at net asset value in the ordinary course of its business as an open-end, management investment company.

      (b) Buying Fund has no plan or intention to sell or otherwise dispose of any of the assets of Selling Fund acquired in the Reorganization, other than in the ordinary course of its business and to the extent necessary to maintain its status as a "regulated investment company" under the Code; provided, however, that this Section 4.14(b) shall not preclude any of the reorganizations of funds set forth on Schedule 4.14(b).

      (c) Following the Reorganization, Buying Fund will continue an "historic business" of Selling Fund or use a significant portion of Selling Fund's "historic business assets" in a business. For purposes of this representation, the terms "historic business" and "historic business assets" shall have the meanings ascribed to them in Section 1.368-1(d) of the Treasury Regulations; provided, however, that this Section 4.14(c) shall not preclude any of the reorganizations of funds set forth on Schedule 4.14(b).

      (d) Prior to or in the Reorganization, neither Buying Fund nor any person related to Buying Fund (for purposes of this paragraph as defined in Section 1.368-1(e)(3) of the Treasury Regulations) will have acquired directly or through any transaction, agreement or arrangement with any other person, shares of Selling Fund with consideration other than shares of Buying Fund. There is no plan or intention by Buying Fund to redeem, or by any person related to Buying Fund to acquire any of the Buying Fund Shares issued in the Reorganization either directly or through any transaction, agreement, or arrangement with any other person, other than redemptions in the ordinary course of Buying Fund's business as an open-end investment company as required by the Investment Company Act.

      SECTION 4.15. Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for Buying Fund as of the date on which it was issued does not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date does not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      SECTION 4.16. Value of Shares. The fair market value of the Buying Fund Shares received by Selling Fund Shareholders in the Reorganization will be approximately equal, as of the Effective Time, to the fair market value of the Selling Fund Shares to be constructively surrendered in exchange therefor. The fair market value of the assets of Buying Fund will exceed the amount of its liabilities immediately after the exchange.

      SECTION 4.17. Consideration. No consideration other than Buying Fund Shares (and Buying Fund's assumption of Selling Fund's Liabilities, including for this purpose any liabilities to which the assets of Selling Fund are subject) will be given in exchange for the assets of Selling Fund acquired by Buying Fund in connection with the Reorganization. The fair market value of the assets of Selling Fund transferred to Buying Fund in the Reorganization will equal or exceed the sum of the Liabilities assumed by Buying Fund, plus the amount of liabilities, if any, to which such transferred assets are subject.

                                    ARTICLE 5

                                    COVENANTS

      SECTION 5.1. Conduct of Business.

      (a) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 7), the Trust shall conduct the business of Selling Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of Selling Fund in the ordinary course in all material respects; provided, however, that this Section 5.1(a) shall not preclude any of the reorganizations of funds set forth on
Schedule 4.14(b).

      (b) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 7), the Trust shall conduct the business of Buying Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of Buying Fund in the ordinary course in all material respects; provided, however, that this Section 5.1(b) shall not preclude any of the reorganizations of funds set forth on
Schedule 4.14(b).

      SECTION 5.2. Expenses. Buying Fund and Selling Fund shall each bear a portion of the costs and expenses incurred in connection with this Agreement and the Reorganization. Buying Fund shall bear twenty-five percent (25%) of the costs and expenses incurred in connection with this Agreement and the Reorganization, and Selling Fund shall bear seventy-five percent (75%) of the costs and expenses incurred in connection with this Agreement and the Reorganization.

      SECTION 5.3. Further Assurances. The Trust shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. The Trust shall, on or prior to the Closing Date, use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Reorganization with respect to Buying Fund and Selling Fund, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Reorganization.

      SECTION 5.4. Notice of Events. The Trust on behalf of Buying Fund shall give prompt notice to Selling Fund, and the Trust on behalf of Selling Fund shall give prompt notice to Buying Fund, of (a) the occurrence or non-occurrence of any event which to the knowledge of either party or to the knowledge of the Trust would be likely to result in any of the conditions specified in (i) in the case of Selling Fund, Sections 6.1 and 6.2 or (ii) in the case of Buying Fund, Sections 6.2 and 6.3, not being satisfied so as to permit the consummation of the Reorganization and (b) any material failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.4 shall not limit or otherwise affect the remedies available hereunder to any party.

      SECTION 5.5. Consents, Approvals and Filings. The Trust shall make all necessary filings, as soon as reasonably practicable, including, without limitation, those required under the Securities Act, the Exchange Act, the Investment Company Act and the Advisers Act, in order to facilitate prompt consummation of the Reorganization and the other transactions contemplated by this Agreement. In addition, the Trust shall use its reasonable best efforts (i) to comply as promptly as reasonably practicable with all requirements of Governmental Authorities applicable to the Reorganization and the other transactions contemplated herein and (ii) to obtain as promptly as reasonably practicable all necessary permits, orders or other consents of Governmental Authorities and consents of all third parties necessary for the consummation of the Reorganization and the other transactions contemplated herein. The Trust shall use reasonable efforts to provide such information and communications

      SECTION 5.6. Submission of Agreement to Shareholders. The Trust shall take all action necessary in accordance with applicable law and its Governing Documents to convene the Shareholders Meeting. The Trust shall, through its Board of Trustees, recommend to the shareholders of Selling Fund approval of this Agreement. The Trust shall use its reasonable best efforts to hold a Shareholders Meeting as soon as practicable and advisable after the date hereof.

                                    ARTICLE 6

                   CONDITIONS PRECEDENT TO THE REORGANIZATION

      SECTION 6.1. Conditions Precedent of Buying Fund. The obligation of Buying Fund to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by the Trust.

      (a) The representations and warranties of the Trust on behalf of Selling Fund set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

      (b) The Trust shall have complied with and satisfied in all material respects all agreements and conditions relating to Selling Fund set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

      (c) Buying Fund shall have received at the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of the Trust, in such individual's capacity as an officer of the Trust and not as an individual, to the effect that the conditions specified in Sections 6.1(a) and (b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary (in such capacity) of the Trust certifying as to the accuracy and completeness of the attached Governing Documents of the Trust, and resolutions, consents and authorizations of or regarding the Trust with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

      (d) The dividend or dividends described in the last sentence of Section 3.14(a) shall have been declared.

      (e) Buying Fund shall have received from Selling Fund confirmations or other adequate evidence as to the tax costs and holding periods of the assets and property of Selling Fund transferred to Buying Fund in accordance with the terms of this Agreement.

      (f) To the extent applicable, the Investment Adviser shall have terminated or waived, in either case in writing, any rights to reimbursement from Selling Fund to which it is entitled for fees and expenses absorbed by the Investment Adviser pursuant to voluntary and contractual fee waiver or expense limitation commitments between the Investment Adviser and Selling Fund.

      SECTION 6.2. Mutual Conditions. The obligations of Selling Fund and Buying Fund to consummate the Reorganization are subject to the satisfaction, at or prior to the Closing Date, of all of the following further conditions, any one or more of which may be waived in writing by Selling Fund and Buying Fund, but only if and to the extent that such waiver is mutual.

      (a) All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained on or prior to the Closing Date from, Governmental Authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein shall have been made or obtained, as the case may be; provided, however, that such consents, approvals, permits and authorizations may be subject to conditions that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

      (b) This Agreement, the Reorganization of Selling Fund and related matters shall have been approved and adopted at the Shareholders Meeting by the shareholders of Selling Fund on the record date by the Required Shareholder Vote.

      (c) The assets of Selling Fund to be acquired by Buying Fund shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Selling Fund immediately prior to the Reorganization. For purposes of this Section 6.2(c), assets used by Selling Fund to pay the expenses it incurs in connection with this Agreement and the Reorganization and to effect all shareholder redemptions and distributions (other than regular, normal dividends and regular, normal redemptions pursuant to the Investment Company Act, and not in excess of the requirements of Section 852 of the Code, occurring in the ordinary course of Selling Fund's business as a series of an open-end management investment company) after the date of this Agreement shall be included as assets of Selling Fund held immediately prior to the Reorganization.

      (d) No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority preventing the consummation of the Reorganization on the Closing Date shall be in effect; provided, however, that the party or parties invoking this condition shall use reasonable efforts to have any such order or injunction vacated.

      (e) The Registration Statement on Form N-14 filed by the Trust with respect to Buying Fund Shares to be issued to Selling Fund Shareholders in connection with the Reorganization shall have become effective under the Securities Act and shall include an undertaking therein to file the opinion referenced in Section 6.2(f) in a post-effective amendment to such Registration Statement after the Closing Date, and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act.

      (f) The Trust shall have received on or before the Closing Date an opinion of Counsel as to the matters set forth on Schedule 6.2(f). In rendering such opinion, Counsel may request and rely upon representations contained in certificates of officers of the Trust and others, and the officers of The Trust shall use their best efforts to make available such truthful certificates.

      SECTION 6.3. Conditions Precedent of Selling Fund. The obligation of Selling Fund to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by Selling Fund.

      (a) The representations and warranties of the Trust on behalf of Buying Fund set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

      (b) The Trust shall have complied with and satisfied in all material respects all agreements and conditions relating to Buying Fund set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

      (c) Selling Fund shall have received on the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of the Trust, in such individual's capacity as an officer of the Trust and not as an individual, to the effect that the conditions specified in Sections 6.3(a) and (b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary of the Trust (in such capacity) certifying as to the accuracy and completeness of the attached Governing Documents of the Trust and resolutions, consents and authorizations of or regarding the Trust with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

                                    ARTICLE 7

                            TERMINATION OF AGREEMENT

      SECTION 7.1. Termination. This Agreement may be terminated on or prior to the Closing Date as follows:

      (a) by mutual written consent of Selling Fund and Buying Fund; or

      (b) at the election of Selling Fund or Buying Fund, to be effectuated by the delivery by the terminating party to the other party of a written notice of such termination:

      (i) if the Closing Date shall not be on or before the Termination Date, unless the failure to consummate the Reorganization is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

      (ii) if, upon a vote at the Shareholders Meeting or any final adjournment thereof, the Required Shareholder Vote shall not have been obtained as contemplated by Section 5.8; or

      (iii) if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Reorganization and such order, decree, ruling or other action shall have become final and nonappealable.

      SECTION 7.2. Survival After Termination. If this Agreement is terminated in accordance with Section 7.1 hereof and the Reorganization of Selling Fund is not consummated, this Agreement shall become void and of no further force and effect with respect to the Reorganization and Selling Fund, except for the provisions of Section 5.3.

                                    ARTICLE 8

                                  MISCELLANEOUS

      SECTION 8.1. Survival of Representations, Warranties and Covenants. The representations and warranties in this Agreement, and the covenants in this Agreement that are required to be performed at or prior to the Closing Date, shall terminate upon the consummation of the transactions contemplated hereunder. The covenants in this Agreement that are required to be performed in whole or in part subsequent to the Closing Date shall survive the consummation of the transactions contemplated hereunder for a period of one (1) year following the Closing Date.

      SECTION  8.2.  Governing  Law.  This  Agreement  shall  be  construed  and
interpreted   according  to  the  laws  of  the  Commonwealth  of  Massachusetts applicable to contracts made and to be performed wholly within such state.

      SECTION 8.3. Binding Effect, Persons Benefiting, No Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties and such Persons. Nothing in this Agreement is intended or shall be construed to confer upon any entity or Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. Without the prior written consent of the parties hereto, this Agreement may not be assigned by any of the parties hereto.

      SECTION 8.4. Obligations of Buyer and Seller. Selling Fund and Buying Fund hereby acknowledge and agree that Selling Fund and Buying Fund are each a separate investment portfolio of the Trust, that the Trust is executing this Agreement on behalf of Selling Fund and Buying Fund, and that any amounts payable by the Trust under or in connection with this Agreement shall be payable solely from the revenues and assets of Selling Fund and/or Buying Fund, as applicable. Selling Fund and Buying Fund further acknowledge and agree that this Agreement has been executed by a duly authorized officer of the Trust in his or her capacity as an officer of the Trust intending to bind the Trust as provided herein, and that no officer, trustee or shareholder of the Trust shall be personally liable for the liabilities or obligations of the Trust incurred hereunder. Finally, Selling Fund and Buying Fund acknowledge and agree that the liabilities and obligations of Selling Fund and Buying Fund pursuant to this Agreement shall be enforceable against the assets of Selling Fund and Buying Fund, respectively, only and not against the assets of the Trust generally or assets belonging to any other series of the Trust.

      SECTION 8.5. Amendments. This Agreement may not be amended, altered or modified except by a written instrument executed by the Trust, on behalf of Selling Fund, and the Trust, on behalf of Buying Fund.

      SECTION 8.6. Enforcement. The parties agree irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

      SECTION 8.7. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Each representation and warranty contained in Article 3 or 4 that relates to a general category of a subject matter shall be deemed superseded by a specific representation and warranty relating to a subcategory thereof to the extent of such specific representation or warranty.

      SECTION 8.8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and each of which shall constitute one and the same instrument.

      SECTION 8.9. Entire Agreement; Exhibits and Schedules. This Agreement, including the Exhibits, Schedules, certificates and lists referred to herein, and any documents executed by the parties simultaneously herewith or pursuant thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

      SECTION 8.10. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or by overnight courier, two days after being sent by registered mail, return receipt requested, or when sent by telecopier (with receipt confirmed), provided, in the case of a telecopied notice, a copy is also sent by registered mail, return receipt requested, or by courier, addressed as follows (or to such other address as a party may designate by notice to the other):

      (a) To the Trust:

      GARDNER LEWIS INVESTMENT TRUST
      285 Wilmington-West Chester Pike
      Chadds Ford, PA   19317
      Attn: John L. Lewis

      with a copy to:

      Husch Blackwell Sanders LLP
      4801 Main Street, Suite 1000
      Kansas City, MO   64112
      Attn: John H. Lively, Esq.

      SECTION 8.11. Representations by Investment Adviser. In its capacity as investment adviser to the Trust, the Investment Adviser represents that to the best of its knowledge the representations and warranties of the Trust with respect to Selling Fund and the Trust with respect to Buying Fund contained in this Agreement are true and correct as of the date of this Agreement. For purposes of this Section 8.11, the best knowledge standard shall be deemed to mean that the officers of the Investment Adviser who have substantive responsibility for the provision of investment advisory services to the Trust do not have actual knowledge to the contrary after due inquiry.

      SECTION 8.12. Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The parties hereto expressly acknowledge and agree that this Agreement shall be binding upon and inure to the benefit of the Massachusetts Business Trust that is the resulting entity in the permitted reorganizations of funds set forth on Schedule 4.14(b).

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        GARDNER LEWIS INVESTMENT TRUST,
                                        on behalf of CHESAPEAKE AGGRESSIVE
                                        GROWTH
FUND

                                        By:
                                                --------------------------------
                                        Name:
                                                --------------------------------
                                        Title:
                                                --------------------------------


                                        GARDNER LEWIS INVESTMENT TRUST,
                                        on behalf of CHESAPEAKE GROWTH FUND

                                        By:
                                                --------------------------------
                                        Name:
                                                --------------------------------
                                        Title:
                                                --------------------------------


                                        GARDNER LEWIS ASSET MANAGEMENT LP.

                                        By:
                                                --------------------------------
                                        Name:
                                                --------------------------------
                                        Title:
                                                --------------------------------

                                    EXHIBIT A

                      EXCLUDED LIABILITIES OF SELLING FUND

None.

                                  SCHEDULE 2.1

               CLASSES OF SHARES OF SELLING FUND AND CORRESPONDING
                         CLASS OF SHARES OF BUYING FUND


                                                 Corresponding Classes of
Classes of Shares of Selling Fund                 Shares of Buying Fund
------------------------------------      --------------------------------------
Chesapeake Aggressive Growth Fund               Chesapeake Growth Fund -
                                                  Institutional Shares

                                  SCHEDULE 3.4

                 CERTAIN CONTINGENT LIABILITIES OF SELLING FUND

None.

                                  SCHEDULE 4.4

                  CERTAIN CONTINGENT LIABILITIES OF BUYING FUND

None.

                                 SCHEDULE 4.5(A)

                        CLASSES OF SHARES OF BUYING FUND

Classes of Shares of Buying Fund  --  Class A Investor Shares
                                      Institutional Shares

                                SCHEDULE 4.14(B)

                       PERMITTED REORGANIZATIONS OF FUNDS

Chesapeake Aggressive Growth Fund into Chesapeake Growth Fund - Institutional
  Shares

                                 SCHEDULE 6.2(F)

                                  TAX OPINIONS

(i) The transfer of the assets of Selling Fund to Buying Fund in exchange solely for Buying Fund Shares distributed directly to Selling Fund Shareholders and Buying Fund's assumption of the Liabilities, as provided in the Agreement, will constitute a "reorganization" within the meaning of Section 368(a) of the Code and Selling Fund and Buying Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

(ii) In accordance with Section 361(a) and Section 361(c)(1) of the Code, no gain or loss will be recognized by Selling Fund on the transfer of its assets to Buying Fund solely in exchange for Buying Fund Shares and Buying Fund's assumption of the Liabilities or on the distribution of Buying Fund Shares to Selling Fund Shareholders.

(iii) In accordance with Section 1032 of the Code, no gain or loss will be recognized by Buying Fund upon the receipt of assets of Selling Fund in exchange for Buying Fund Shares issued directly to Selling Fund Shareholders.

(iv) In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by Selling Fund Shareholders on the receipt of Buying Fund Shares in exchange for Selling Fund Shares.

(v) In accordance with Section 362(b) of the Code, the basis to Buying Fund of the assets of Selling Fund will be the same as the basis of such assets in the hands of Selling Fund immediately prior to the Reorganization.

(vi) In accordance with Section 358(a) of the Code, a Selling Fund Shareholder's basis for Buying Fund Shares received by the Selling Fund Shareholder will be the same as his or her basis for Selling Fund Shares exchanged therefor.

(vii)  In  accordance   with  Section  1223(1)  of  the  Code,  a  Selling  Fund
Shareholder's holding period for Buying Fund Shares will be determined by including such Selling Fund Shareholder's holding period for Selling Fund Shares exchanged therefor, provided that such Selling Fund Shareholder held such Selling Fund Shares as a capital asset.

(viii) In accordance with Section 1223(2) of the Code, the holding period with respect to the assets of Selling Fund transferred to Buying Fund in the Reorganization will include the holding period for such assets in the hands of Selling Fund.

(ix) In accordance with Section 381(a)(2) of the Code, Buying Fund will succeed to and take into account the items of Selling Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381 through 384 of the Code and the Treasury Regulations thereunder.